CUSIP No. 26701L100

Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as Exhibit 1, and any amendments thereto, is and will be filed with the Securities and Exchange Commission jointly on behalf of each of them.

Date: February 14, 2023

TSG CONSUMER PARTNERS LP

By:	/s/ Drew Weilbacher
Name:	Drew Weilbacher
Title:	Chief Compliance Officer

TSG7 A MANAGEMENT L.L.C.

By:	/s/ Jessica Duran
Name:	Jessica Duran
Title:	Assistant Secretary

DUTCH HOLDINGS, LLC

By:	/s/ Jessica Duran
Name:	Jessica Duran
Title:	Assistant Secretary

TSG7 A AIV VI, L.P.

By:	/s/ Jessica Duran
Name:	Jessica Duran
Title:	Assistant Secretary

TSG7 A AIV VI HOLDINGS-A, L.P.

By:	/s/ Jessica Duran
Name:	Jessica Duran
Title:	Assistant Secretary

DG COINVESTOR BLOCKER AGGREGATOR, L.P.

By:	/s/ Jessica Duran
Name:	Jessica Duran
Title:	Assistant Secretary

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